2









INDEPENDENT AUDITORS' REPORT


To the Trustees and Investors of Large-Cap
 Core Portfolio:

In planning and performing our audit of the
 financial statements of
Large-Cap  Core  Portfolio (the "Portfolio")
  for  the  year  ended
December  31,  2003  (on  which we have
issued  our  report  dated
February  20, 2004), we considered its internal
control,  including
control  activities  for  safeguarding  securities,
  in  order   to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the
Portfolio's internal control.

The management of the Portfolio is responsible for
 establishing and
maintaining  internal control.  In fulfilling
this  responsibility,
estimates  and judgments by management are required
 to  assess  the
expected  benefits  and  related  costs  of  controls.
   Generally,
controls  that  are relevant to an audit pertain  to
the  entity's
objective  of preparing financial statements for
external  purposes
that  are fairly presented in conformity with
accounting principles
generally accepted in the United States of America.
  Those controls
include   the   safeguarding   of   assets
against   unauthorized
acquisition, use, or disposition.

Because   of   inherent  limitations  in  any
internal   control,
misstatements due to error or fraud may occur and not be detected.
Also,  projections of any evaluation of
internal control to  future
periods  are  subject  to the risk that
the  internal  control  may
become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

Our  consideration  of the Portfolio's
internal control  would  not
necessarily disclose all matters in the
 internal control that might
be  material weaknesses under standards
 established by the American
Institute of Certified Public Accountants.
  A material weakness  is
a  condition in which the design or operation
 of one or more of the
internal  control  components does not reduce
to a  relatively  low
level  the  risk  that misstatements caused by
error  or  fraud  in
amounts  that  would  be  material in  relation
to  the  financial
statements  being  audited may occur and not be
detected  within  a
timely period by employees in the normal course
of performing their
assigned  functions.   However, we noted no
matters  involving  the
Portfolio's internal control and its operation,
 including  controls
for  safeguarding  securities, that  we  consider
  to  be  material
weaknesses as defined above as of
December 31, 2003.

This  report  is  intended solely for the
 information  and  use  of
management, the Trustees and Investors of Large-Cap Core Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 20, 2004